Exhibit 99.5

CONSENT OF JOANNE BUTLER

The undersigned hereby consents to the references to [him/her] as being considered as director of Grupo Aeroportuario del Pacifico S.A. de C.V. (the “Company”) in the Company’s Registration Statement on Form F-1.

/S/ JOANNE BUTLER

Mexico City, Mexico

February 20, 2006